UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 23, 2015

BROADWIND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34278	88-0409160
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 S. Central Avenue, Cicero, IL 60804

(Address of principal executive offices)

(708) 780-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 23, 2015, the Company’s Annual Meeting of Stockholders was held. Matters voted on by the stockholders included: (i) election of five directors to hold office for a term of one year or until their successors are duly elected and qualified; (ii) a non-binding advisory vote to approve the Company’s executive compensation (“Say-on-Pay” vote); (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015; and (iv) approval of the adoption of the Broadwind Energy, Inc. 2015 Equity Incentive Plan. The results of the stockholders’ votes are reported below:

1.              With respect to the election of directors, the following directors were elected by the indicated votes:

NAME OF CANDIDATE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

Charles H. Beynon	5,781,462	572,323	241,681	3,928,470

Peter C. Duprey	5,777,124	576,754	241,588	3,928,470

Terence P. Fox	5,945,777	643,202	6,487	3,928,470

David P. Reiland	5,722,388	630,592	242,486	3,928,470

Thomas A. Wagner	5,963,488	387,492	244,486	3,928,470

2.              With respect to the non-binding advisory vote to approve the Company’s executive compensation (“Say-on-Pay” vote):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,850,514	728,152	16,800	3,928,470

3.              With respect to the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2015:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,241,321	202,352	80,263	—

4.         With respect to the approval of the adoption of the Broadwind Energy, Inc. 2015 Equity Incentive Plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,764,791	806,843	23,832	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

April 23, 2015	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Executive Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)